EXHIBIT 3


                                 PROXYMED, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996



                                                                              CLINICAL MICRO
                                                      PROXYMED, INC.           SYSTEMS, INC.                TOTAL
                                                   ----------------------  ----------------------   ----------------------

Net sales                                                     $3,054,151               1,758,645                4,812,796
                                                   ----------------------  ----------------------   ----------------------

Costs and expenses:
      Cost of sales                                            1,327,423                 433,183                1,760,606
      Selling, general and admin-
            istrative expenses                                 6,032,021               1,031,460                7,063,481
                                                   ----------------------  ----------------------   ----------------------
                                                               7,359,444               1,464,643                8,824,087
                                                   ----------------------  ----------------------   ----------------------

            Operating income (loss)                          (4,305,293)                 294,002              (4,011,291)

Other income (expense):
      Gain on sale of assets                                   1,014,989                       0                1,014,989
      Interest, net                                              436,569                 (5,240)                  431,329
                                                   ----------------------  ----------------------   ----------------------

            Net income (loss)                                (2,853,735)                 288,762              (2,564,973)

Dividends on cumulative
      preferred stock                                             95,803                       0                   95,803
                                                   ----------------------  ----------------------   ----------------------

            Net income (loss) applicable
                 to common shareholders                     ($2,949,538)                 288,762              (2,660,776)
                                                   ======================  ======================   ======================

Weighted average common
      shares outstanding                                       7,660,383
                                                   ======================

Net income (loss) per share
      of common stock                                            ($0.39)
                                                   ======================


Note - Pursuant to Rule 11-02(b)(5), the pro forma income statement presented above excludes the non-recurring effect of the write-off of purchased in-process research and development costs which are directly attributable to the acquisition of Clinical MicroSystems, Inc. Such write-off, in the amount of $4,300,000, will be charged to the operations of ProxyMed, Inc. in the first quarter ended March 31, 1997. The income tax benefit resulting from this write-off is estimated to be approximately $1,612,000. Based on the weight of available evidence, a valuation allowance in the amount of $1,612,000 will be recorded concurrently.

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


                                 PROXYMED, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996



                                                    PRO FORMA ADJUSTMENTS
                                                  -------------------------------        PRO FORMA
                                                    #           DR. (CR.)                COMBINED
                                                  -------------------------------  ----------------------

Net sales                                                                                      4,812,796
                                                                                   ----------------------

Costs and expenses:
      Cost of sales                                                                            1,760,606
      Selling, general and admin-
            istrative expenses                       (3)                  47,636               7,111,117
                                                                                   ----------------------
                                                                                               8,871,723
                                                                                   ----------------------

            Operating income (loss)                                                          (4,058,927)

Other income (expense):
      Gain on sale of assets                                                                   1,014,989
      Interest, net                                  (4)                 170,069                 261,260
                                                                                   ----------------------

            Net income (loss)                                                                (2,782,678)

Dividends on cumulative
      preferred stock                                                                             95,803
                                                                                   ----------------------

            Net income (loss) applicable
                 to common shareholders                                                     ($2,878,481)
                                                                                   ======================

Weighted average common
      shares outstanding                                                 125,786               7,786,169
                                                                                   ======================

Net income (loss) per share
      of common stock                                                                             (0.37)
                                                                                   ======================


Note - Pursuant to Rule 11-02(b)(5), the pro forma income statement presented above excludes the non-recurring effect of the write-off of purchased in-process research and development costs which are directly attributable to the acquisition of Clinical MicroSystems, Inc. Such write-off, in the amount of $4,300,000, will be charged to the operations of ProxyMed, Inc. in the first quarter ended March 31, 1997. The income tax benefit resulting from this write-off is estimated to be approximately $1,612,000. Based on the weight of available evidence, a valuation allowance in the amount of $1,612,000 will be recorded concurrently.

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